Exhibit 23.02

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Google Inc. pertaining to the Keyhole, Inc. 2000 Equity Incentive Plan of our report dated June 20, 2003 with respect to the financial statements of Applied Semantics, Inc. included in the Registration Statement on Form S-1 (File No 333-114984) of Google Inc., filed with the Securities and Exchange Commission on August 18, 2004.

/s/    ERNST & YOUNG LLP

San Francisco, California

October 29, 2004